Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 No. 333-125778) of Saba Software, Inc.,

(2) Registration Statement (Form S-3 No. 333-118226) of Saba Software, Inc.,

(3) Registration Statement (Form S-8 No. 333-163830) pertaining to Saba Software, Inc.’s Amended and Restated 2000 Employee Stock Purchase Plan,

4) Registration Statement (Form S-8 No. 333-163829) pertaining to Saba Software, Inc.’s 2009 Stock Incentive Plan,

(5) Registration Statement (Form S-8 No. 333-148683) pertaining to Saba Software, Inc.’s 2000 Stock Incentive Plan,

(6) Registration Statement (Form S-8 No. 333-136723) pertaining to Saba Software, Inc.’s 2000 Stock Incentive Plan,

(7) Registration Statement (Form S-8 No. 333-107679) pertaining to Saba Software, Inc.’s 2000 Stock Incentive Plan and the Employees’ 2000 Employee Stock Purchase Plan,

(8) Registration Statement (Form S-8 No. 333-96809) pertaining to Saba Software, Inc.’s 2000 Stock Incentive Plan and the Employees’ 2000 Employee Stock Purchase Plan,

(9) Registration Statement (Form S-8 No. 333-34168) pertaining to Saba Software, Inc.’s 2000 Employee Stock Purchase Plan, and

(10) Registration Statement (Form S-8 No. 333-34170) pertaining to Saba Software, Inc.’s 1997 Stock Incentive Plan and the Saba Software, Inc.’s 2000 Employee Stock Purchase Plan.

of our reports dated August 12, 2010, with respect to the consolidated financial statements of Saba Software, Inc. and the effectiveness of internal control over financial reporting of Saba Software, Inc. included in this Annual Report (Form 10-K) of Saba Software, Inc. for the year ended May 31, 2010.

/s/ Ernst &Young LLP

San Francisco, California

August 12, 2010